Exhibit 10.2

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this Amendment) dated as of July 12, 2007, is made by and among AMERICAN DEFENSE SYSTEMS, INC., a Delaware corporation (the “Company”), A. J. PISCITELLI & ASSOCIATES, INC., a New York corporation (“AJP,” with the Company and AJP collectively, the “Borrowers”, and individually, a “Borrower”), and COMMERCE BANK, N.A., a national banking association (the “Bank”).

RECITALS

The Borrowers and the Bank are parties to a Loan Agreement dated May 2, 2007 (the “Loan Agreement”).

The Bank and the Borrowers have agreed to amend the Loan Agreement, subject to the terms and conditions hereof.  Accordingly, for valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

AGREEMENT

SECTION 1.                              Incorporation of Recitals.  The foregoing recitals are incorporated in and made a part of this Amendment to the same extent and with the same force and effect as if fully set forth herein.  All capitalized terms used herein, including the foregoing recitals, and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

SECTION 2.                              Amendment to Loan Agreement.  The Loan Agreement is hereby amended as follows:

2.1                               The definition of “Borrowing Base Reductions” in the Schedule of Defined Terms attached to the Loan Agreement is amended to read as follows:

“Borrowing Base Reductions” means, at any time, the sum of the following (a) any outstanding letters of credit issued by the Lender or any Affiliate of the Lender for the account of any Borrower, (b) any Rate Variance Liability, (c) the Fixed Asset Costs Reserve, and (c) the sum of the credit limits established for any credit card issued by the Lender or any Affiliate of the Lender to any Borrower.

2.2                               The remaining terms of the Loan Agreement shall remain in full force and effect and are ratified and affirmed in all respects.

SECTION 3.                              Modification of Loan Documents.  The Borrowers agree that, effective as of the date of this Amendment that each reference in any Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as amended hereby.

SECTION 4.                              Amendment Only; No Novation.  The Borrowers acknowledge and agree that this Amendment only amends certain terms of the Loan Agreement and is not a novation, and the Borrowers ratify and confirm the terms and provisions of, and their obligations under, the Loan Agreement and each other Loan Document in all respects.  The Borrowers acknowledge and agree that there are no defenses, counterclaims or setoffs against any of their obligations under the Loan Documents.  In the event any of the terms on any of the Loan Documents conflict with the terms of this Amendment, the terms of this Amendment shall control.

SECTION 5.                              Representations and Warranties.  Each Borrower represents and warrants that this Amendment has been duly authorized, executed and delivered by it in accordance with resolutions adopted by its Board of Directors. When executed and delivered, the Loan Documents as hereby amended will be binding obligations of each Borrower, enforceable in accordance with their terms and will not violate any provisions of law or conflict with, result in a breach of or constitute a default under the organizational documents, including Articles of Incorporation and By-Laws, of any Borrower or under any other agreement to which any Borrower is a party.  All representations and warranties made by the Borrowers in the Loan Documents are incorporated by reference in this Amendment and are deemed to have been repeated as of the date of this Amendment, except that any representation or warranty relating to any financial statements shall be deemed to be applicable to the financial statements most recently delivered to the Bank in accordance with the provisions of the Loan Documents. Each Borrower agrees that nothing in this Amendment shall require the Bank to grant any further amendments of the Loan Documents.

SECTION 6.                              Confirmation of Lien.  Each Borrower hereby acknowledges and agrees that the Collateral is and shall remain in all respects subject to the lien, charge and encumbrance of the Loan Agreement and nothing herein contained, and nothing done pursuant hereto, shall adversely affect or be construed to adversely affect the lien, charge or encumbrance of, or conveyance effected by the Loan or the priority thereof over other liens, charges, encumbrances or conveyances.

SECTION 7.                              Severability.  If any clause or provision of this Amendment is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby, and that in lieu of such clause or provision of this Amendment that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonable suggest, so as to thereafter be legal, valid and enforceable.

SECTION 8.                              Captions.  The captions herein set forth are for convenience only and shall not be deemed to define, limit or describe the scope or intent of this Amendment.

SECTION 9.                              Governing Law.  The provisions of this Amendment shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia as the same may be in effect from time to time.

SECTION 10.                        Counterparts.  This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original.  It shall not be necessary that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on more than one counterpart.

SECTION 11.                        Expenses.  The Borrowers shall pay all out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Bank in connection with the preparation of this Amendment and the and the transactions contemplated by this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Borrowers and the Bank have caused this Amendment to be signed by their respective duly authorized representatives all as of the day and year first above written.

BORROWERS:

AMERICAN DEFENSE SYSTEMS, INC.
a Delaware corporation

By:
Name:
Title:

A. J. PISCITELLI & ASSOCIATES, INC.
a New York corporation

By:
Name:
Title:

BANK:

COMMERCE BANK, N.A.,
a national banking association

By:
Name:
Title: